The securities offered hereby have not been registered under the US Securities Act of 1933 (the "Act") and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Act, or an exemption from the registration requirements of the Act is available. Hedging transactions involving the securities offered hereby may not be conducted unless in compliance with the Act.



                          Applewood's Restaurants Inc.
                           1104 Sandpiper on El Paseo,
                          Palm Desert, California 92260



Confidential                                                   September 2, 2004


o
(the "Shareholder")


Dear Sir/Madam:

Re:   Securac Inc. ("Securac") Share Exchange

Pursuant to a stock purchase agreement dated August 20, 2004 between Frank Reich, Eugene Geller, Marie Reich and Robert Stewart (the "Stewart Agreement"), Robert Stewart acquired approximately sixty five (65%) percent of the issued and outstanding common stock ("Applewoods Shares") of Applewoods Restaurants Inc. ("Applewoods").

Applewoods understands that the Shareholder owns, directly or indirectly or has control or direction over ? Common Shares (the "Target Shares") in the capital of Securac.

1. The Offer

1.1 Applewoods hereby makes, an offer to acquire all of the Target Shares (the "Offer").

1.2 Applewoods is seeking substantially identical agreements from all Securac shareholders ("Shareholders") whereby together with this Offer Applewoods is seeking to acquire all of the issued and outstanding Common Shares in the capital of Securac (the "Reverse Take-Over Bid").

1.3 Subject to the provisions hereof, Applewoods makes the Offer (as amended, extended or varied from time to time) to acquire all of the outstanding Target Shares on the basis of 2.7 Applewoods Shares for each 1 Target Share (the "Exchange").

1.4 The Offer is made in accordance with all applicable laws including securities laws, rules of applicable stock exchanges and corporate laws (collectively, the "Applicable Laws"). Applewoods agrees to effect the Exchange under the Offer as required pursuant to Applicable Laws.

2. Obligation to make exchange for the Target Shares

2.1 Upon the terms and subject to the conditions of the Offer, Applewoods and the Shareholder will effect the Exchange as soon as is practicable in the circumstances, and in any event on or before the third business day following the expiry date of the satisfaction, fulfillment or waiver of the Conditions Precedent in section 2.2 hereof.

2.2 The Obligations of Applewoods and Shareholder to consummate the Exchange is subject to the satisfaction, fulfillment or waiver of each of the following conditions:

      (a) The Reverse-Take Over Bid results in Applewoods acquiring not less than two-thirds (2/3) of the issued and outstanding Common Shares in the capital of Securac; and

      (b) Applewoods will have effected a 1:15 reverse split of all of the issued and outstanding Applewoods Shares and have maintained its current authorized share capital of 200,000,000 Applewoods Shares (the "Reverse Split"); and

      (c) Applewoods will have properly filed with the U.S. Securities and Exchange Commission ("SEC") and disseminated to its stockholders, a combined Rule 14f-1/14C Information Statement ("Information Statement") regarding the following actions taken by written consent of less than all Applewoods Shareholders, and applicable regulatory notice periods shall have lapsed:

            (i)   The Reverse Split;

            (ii)  Corporate name change to Securac Corp.; and

            (iii) Change  in  majority  of the  Board of  Directors  to  include
                  Securac designees and corporate changes related thereto, and the notice period in respect of such Information Statement shall have lapsed without any properly filed objections; and

      (d) The corporate actions referred to in clauses (i), (ii) and (iii) above shall have occurred.

      (e) Applewoods will have properly filed with the SEC, a Form 8-K current report regarding the Reverse Take-Over Bid and disclosing such business and financial information regarding Securac as is reasonably required.

            (the "Conditions Precedent")

            The Conditions Precedent are for the benefit of Applewoods and Shareholders and may be waived only with the consent of both Applewoods and the Shareholders, each acting in their sole and unfettered discretion. Closing of the Exchange shall be deemed a determination by the parties thereto that each Condition Precedent has either been satisfied or waived. Notwithstanding anything to the contrary contained herein, a determination by Requisite Approval of the Shareholders as to satisfaction or waiver of any Condition Precedent shall be binding on all Shareholders, despite a particular Shareholders objection thereto. "Requisite Approval" for the purposes of this section shall mean written consent of Shareholders holding not less than two-thirds (2/3) of the issued and outstanding Common Shares in the capital of Securac.

3. No Fractional Shares

3.1 No fractional Applewoods Shares will be issued pursuant to the Exchange. In the event the Exchange results in Shareholder becoming entitled to a fractional Applewoods Share, in lieu of any fractional Applewoods Share, Shareholder will receive the next lowest whole number of Applewoods Shares.

4. Representation, Warranties and Covenants of the Shareholder

4.1 The Shareholder represents, warrants and covenants to Applewoods, and acknowledges that Applewoods is relying upon such representations, warranties and covenants in entering into this agreement that:

      (a) the Shareholder has good and sufficient power, authority and right to enter into this agreement and to complete the transactions contemplated hereby;

      (b) assuming the due execution and delivery of this agreement by Applewoods, upon the execution and delivery hereof by the
            Shareholder, this agreement shall be a legal, valid and binding obligation of the Shareholder enforceable by Applewoods against the Shareholder in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity, and the consummation by the Shareholder of the transactions contemplated hereby will not constitute a violation of or default under, or conflict with, any contract, commitment, agreement, arrangement, understanding or restriction of any kind to which the Shareholder is a party or by which the Shareholder is bound;

      (c) the Shareholder is either (i) the beneficial owner of the Target Shares, or (ii) exercises control and direction over the Target Shares and has the consent of the beneficial owner to enter into this agreement; the Target Shares represent all of the securities of Securac beneficially owned or over which control or direction is exercised by the Shareholder; and the Target Shares are free and clear of all liens, charges, encumbrances, security interests and other rights of others whatsoever and the Shareholder has good and sufficient power, authority and right to transfer or cause to be transferred the legal and beneficial title to such Target Shares to Applewoods with good and marketable title thereto; and

      (d) the Investment Representations contained on Shedule "B" hereto are true and accurate for the Shareholder; and

      (e) the foregoing representations and warranties will be true, correct and complete on the date on which the Offer is made, in the case of
            (a) and (b), and on the date on which Applewoods purchases the Target Shares, in the case of (a), (b) and (c).

4.2   The Shareholder covenants and agrees with Applewoods that:

      (a) it shall not sell, assign, convey or otherwise dispose of any of the Target Shares other than to Applewoods pursuant to this Offer;

      (b) it will not purchase or otherwise acquire after the date of acceptance hereof, directly or indirectly, ownership or control of any additional Target Shares, or any other securities of Securac without Applewoods prior written approval;

      (c) it shall not exercise any shareholder rights or remedies available at common law or pursuant to applicable securities or corporate laws to delay, hinder, upset or challenge the Offer;

      (d) it shall exercise all voting rights attached to the Target Shares owned by the Shareholder to vote against any resolution to be considered by the shareholders of Target that, if approved, could reasonably be considered to reduce the likelihood of success of the Offer; and

      (e) It shall forthwith execute and return (or cause to be executed and returned in the case of a beneficial shareholder) to Applewoods a duly executed transfer with respect to the Target Shares in the form attached as Schedule "C" hereto.

5.    Representations, Warranties and Covenants of Applewoods

5.1  Applewoods  represents,  warrants  and  covenants to the  Shareholder,  and
acknowledges  that  the  Shareholder  is  relying  upon  such   representations,
warranties and covenants entering into this agreement, that:

      (a) it has good and sufficient power, authority and right to enter into this agreement and to complete the transactions contemplated hereby;

      (b) upon the due execution and delivery of this agreement by the Shareholder, this agreement shall be a legal, valid and binding obligation of Applewoods enforceable by the Shareholder against Applewoods in accordance with its terms, and the consummation by it of the transactions contemplated hereby will not constitute a violation of or default under, or conflict with, any contract, commitment, agreement, arrangement, understanding or restriction of any kind to which it is a party or by which it is bound; and

      (c) the foregoing representations and warranties are and will be true, correct and complete on the date on which the Offer is made and on the date on which Applewoods purchases the Target Shares.

      (d) to the extent they are applicable, Shareholder may rely on the representations and warranties of Applewoods made pursuant to the Stewart Agreement in the same manner as the Purchaser thereto, and as if they were made directly to Shareholder, such representations and warranties being attached hereto as Schedule "A" wherein Applewoods is referred to as "Corporation".

6.    Termination

6.1 The obligations hereunder of Applewoods and Shareholder shall terminate at the option of Applewoods or Shareholder upon written notice given by Applewoods to the Shareholder or by Shareholder to Applewoods as the case may be, if the Shareholder or Applewoods as the case may be, has breached or failed to perform and satisfy any of its covenants or agreements herein contained in a material respect or if any of the representations and warranties of the Shareholder or Applewoods as the case may be, contained herein are not true and correct in a material respect or if the Conditions Precedent are not satisfied, fulfilled or waived in accordance with section 2.2 (including the provisions thereof regarding Requisite Approval of the Shareholders) within 30 days of the date first above written.

6.2 In the event of the termination of this agreement as provided in section 6.1, this agreement shall forthwith become void and of no further force or effect and there shall be no liability on the part of any party hereto provided that the foregoing shall not relieve any party from any liability for any breach of this agreement.

7.    General

7.1 It is understood and acknowledged Shareholder that all parties shall obtain professional advice, without limitation as to any legal or tax matters relating hereto, from their own independent advisors and that Applewoods and its professional advisors are NOT providing any professional advice whatsoever with respect to the Offer, the Reverse-Take Over Bid, the Exchange or any related matters.

7.2 No disclosure of the subject matter of this agreement shall be made by the Shareholder or by Applewoods, except to their respective counsel or to any other professional advisor engaged by them or to their respective counsel or as may be required by applicable law or regulatory authorities; provided, however, that the foregoing shall not prevent Applewoods from disclosing the terms of this agreement or the Offer in such manner as Applewoods or its counsel, acting reasonably, considers appropriate after consultation with counsel to Securac.

7.3 From the time subsequent to the acceptance of this Offer by Shareholder, each party to this agreement (the "Acceptance") covenants and agrees that it will at all times after the Acceptance, at the expense of the requesting party, promptly execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as the other party, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this agreement or of any agreement or other document executed pursuant to this agreement or any of the respective obligations intended to be created hereby or thereby.

7.4 This agreement shall not be assignable by any party hereto. Subject to the foregoing, this agreement shall be binding upon and shall enure to the benefit of and be enforceable by the Shareholder and Applewoods and their respective successors and permitted assigns.

7.5 The representations, warranties and covenants of the Shareholder and of Applewoods herein shall survive the consummation of the Offer and the purchase of Target Shares by Applewoods thereunder and shall continue in full force and effect for a period of 12 months from the date hereof.

7.6   Time shall be of the essence of this agreement.

7.7 Any notice or other communication required or permitted to be given hereunder shall be sufficiently given if personally delivered during normal business hours:

      (a) in the case of the Shareholder to the address appearing on the first page of this letter; and

      (b) in the case of Applewoods, to the address appearing on the first page of this letter, Attention: President,

or at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this paragraph.

7.8 All references to Target Shares herein shall include any shares into which the Target Shares may be reclassified, subdivided, redivided, consolidated or converted by amendment to the articles of Securac and the prices per share referred to herein shall be amended accordingly.

7.9 Words signifying the singular number shall include, whenever appropriate, the plural and vice versa; and words signifying the masculine gender shall include, whenever appropriate, the feminine or neuter gender.

7.10 This agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

8.    Acceptance

8.1 If you are in agreement with the foregoing, kindly signify your acceptance by signing the second copy of this letter and delivering it to Applewoods. This letter may be signed in two or more counterparts that together shall be deemed to constitute one valid and binding agreement and delivery of counterparts may be effected by means of facsimile transmission.

Yours very truly,
Applewoods Restaurants Inc.


Per:  "Robert C. Stewart"
      ------------------------------------
      Robert C. Stewart,
      Interim President


In consideration of your agreement to make the Offer as described above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder hereby irrevocably accepts the foregoing as of September ____, 2004.



Per:
    ---------------------------------
    Authorized Signing Officer



-------------------------------------    ---------------------------------------
      Witness                            (Signature of Shareholder, if an
                                         individual)



                                         ---------------------------------------
                                         (Name of Shareholder, if an individual)